Exhibit 10.40(a)

STANDARD FORM OF OFFICE LEASE

The Real Estate Board of New York, Inc.

3/1/90

Agreement of Lease, made as of this 11th day of OCTOBER 1994, between

F.H.E.A. ASSOCIATES, having an office at 19 Rector Street, Suite 1300, New York, New York 10006

party of the first part, hereinafter referred to as OWNER, and

TECHNICAL CAREER INSTITUTE, INC., having an office at 500 Eighth Avenue, Sixth Floor, New York, New York 10018

party of the second part, hereinafter referred to as TENANT,

Witnesseth: Owner hereby leases to Tenant and Tenant hereby hires from Owner

The entire sixth floor, consisting of approximately 19,000 rentable square feet

in the building known as 500 Eighth Avenue

in the Borough of Manhattan, City of New York, for the term of ten (10) years + eight (8) months

(or until such term shall sooner cease and expire as hereinafter provided) to commence on the

1st day of October nineteen hundred and ninety-four, and to end on the

31st day of May ~~nineteen hundred and~~ two thousand and five

both dates inclusive, at an annual rental rate of

SEE PARAGRAPH 79 BELOW

which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any set off or deduction whatsoever, except that Tenant shall pay the first monthly installment(s) on the execution hereof (unless this lease be a renewal).

In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner's predecessor in interest, Owner may at Owner's option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.

The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby convenant as follows:

Rent: 1. Tenant shall pay the rent as above and as hereinafter provided.

Occupancy: 2. Tenant shall use and occupy demised premises for general and executive offices, and instructional facility and for no other purpose.

Tenant Alterations: 3. Tenant shall make no changes in or to the demised premises of any nature without Owner's prior written consent. Subject to the prior written consent of Owner, and to the provisions of this article, Tenant at Tenant's expense, may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises by using contractors or mechanics first approved by Owner. Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner and Tenant agrees to carry and will cause Tenant's contractors and sub-contractors to carry such workman's compensation, general liability, personal and property damage insurance as Owner may require. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty days thereafter, at Tenant's expense, by filing the bond required by law. All fixtures and all paneling, partitions, railings and like installations, installed in the premises at any time, either by Tenant or by Owner in Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty days prior to the date fixed as the termination of this lease, elects to relinquish Owner's right thereto and to have them removed by Tenant, in which event the same shall be removed from the premises by Tenant prior to the expiration of the lease, at Tenant's expense. Nothing in this Article shall be construed to give Owner title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Owner, Tenant shall immediately and at its expense, repair and restore the premises to the condition existing prior to installation and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed, by Tenant at the end of the term remaining in the premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or may be removed from the premises by Owner, at Tenant's expense.

Maintenance and Repairs: 4. Tenant shall, throughout the term of this lease, take good care of the demised premises and the fixtures and appurtenances therein. Tenant shall be responsible for all damage or injury to the demised premises or any other part of the building and the systems and equipment thereof, whether requiring structural or nonstructural repairs caused by or resulting from carelessness, omission, neglect or improper conduct of Tenant, Tenant's subtenants, agents, employees, invitees or licensees, or which arise out of any work, labor, service or equipment done for or supplied to Tenant or any subtenant or arising out of the installation, use or operation of the property or equipment of Tenant or any subtenant. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture and equipment. Tenant shall promptly make, at Tenant's expense, all repairs in and to the demised premises for which Tenant is responsible, using only the contractor for the trade or trades in question, selected from a list of at least two contractors per trade submitted by Owner. Any other repairs in or to the building or the facilities and systems thereof for which Tenant is responsible shall be performed by Owner at the Tenant's expense. Owner shall maintain in good working order and repair the exterior and the structural portions of the building, including the structural portions of its demised premises, and the public portions of the building interior and the building plumbing, electrical, heating and ventilating systems (to the extent such systems presently exist) serving the demised premises. Tenant agrees to give prompt notice of any defective condition in the premises for which Owner may be responsible hereunder. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or others making repairs, alterations, additions or improvements in or to any portion of the building or the demised premises or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this Lease. Tenant agrees that Tenant's sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 shall not apply in the case of fi[re] or other casualty which are dealt with in Article 9 hereof.

Window Cleaning: 5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of th[e] Labor Law or any other applicable law or of the Rules of the Board o[f] Standards and Appeals, or of any other Board or body having or asse[r]ting jurisdiction.

Requirements of Law, Fire Insurance, Floor Loads: 6. Prior to the commencement of the lease term, [if] Tenant is then in possession, and at all times thereaft[er], Tenant, at Tenant's sole cost and expense, shall prompt[ly] comply with all present and future laws, orders an[d] regulations of all state, federal, municipal and loc[al] governments, departments, commissions and boards and any direction [of] any public officer pursuant to law, and all orders, rules and regulations [of] the New York Board of Fire Underwriters, Insurance Services Office, [or] any similar body which shall impose any violation, order or duty up[on] Owner or Tenant with respect to the demised premises, whether or n[ot] arising out of Tenant's use or manner of use thereof, (including Tenan[t's] permitted use) or, with respect to the building if arising out of Tenan[t's]

use or manner of use of the premises or the building (including the use permitted under the lease). Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant may, after securing Owner to Owner's satisfaction against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorney's fees, by cash deposit or by surety bond in an amount and in a company satisfactory to Owner, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Owner to prosecution for a criminal offense or constitute a default under any lease or mortgage under which Owner may be obligated, or cause the demised premises or any part thereof to be condemned or vacated. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner with respect to the demised premises or the building of which the demised premises form a part, or which shall or might subject Owner to any liability or responsibility to any person or for property damage. Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. Tenant shall pay all costs, expenses, fines, penalties, or damages, which may be imposed upon Owner by reason of Tenant's failure to comply with the provisions of this article and if by reason of such failure the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" of rate for the building or demised premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Owner's judgement, to absorb and prevent vibration, noise and annoyance.

Subordination: 7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which demised premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall execute promptly any certificate that Owner may request.

Property—Loss, Damage, Reimbursement, Indemnity: 8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of Owner, its agents, servants or employees. Owner or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about said building or caused by operations in construction of any private, public or quasi public work.
If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to Owner's own acts, Owner shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorneys fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant's agents, contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any sub-tenant, and any agent, contractor, employee, invitee or licensee of any sub-tenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

Destruction, Fire and Other Casualty: 9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Owner and the rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by Owner, subject to Owner's right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within 90 days after such fire or casualty, specifying a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to Landlord's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner's control. After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability for rent shall resume five (5) days after written notice from Owner that the premises are substantially ready for Tenant's occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefitting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

Eminent Domain: 10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease and assigns to Owner, Tenant's entire interest in any such award.

Assignment, Mortgage, Etc.: 11. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate Tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant Owner may, after default by Tenant, collect rent from the assignee under-tenant or occupant, and apply the net amount collected to the ren herein reserved, but no such assignment, underletting, occupancy or col lection shall be deemed a waiver of this covenant, or the acceptance of th assignee, under-tenant or occupant as tenant, or a release of Tenant fro the further performance by Tenant of covenants on the part of Tenar herein contained. The consent by Owner to an assignment or underlettin shall not in any wise be construed to relieve Tenant from obtaining the expre consent in writing of Owner to any further assignment or underletting.

Electric Current: ☞ 12. Rates and conditions in respect to submetering o rent inclusion, as the case may be, to be added RIDER attached hereto. Tenant covenants and agre that at all times its use of electric current shall not e ceed the capacity of existing feeders to the building or the risers or wiri installation and Tenant may not use any electrical equipment which, Owner's opinion, reasonably exercised, will overload such installations interfere with the use thereof by other tenants of the building. The chan at any time of the character of electric service shall in no wise ma Owner liable or responsible to Tenant, for any loss, damages or expen which Tenant may sustain.

Access to Premises: 13. Owner or Owner's agents shall have the right (l shall not be obligated) to enter the demised premises any emergency at any time, and, at other reasona times, to examine the same and to make such repairs, replacements a improvements as Owner may deem necessary and reasonably desirable the demised premises or to any other portion of the building or wh Owner may elect to perform. Tenant shall permit Owner to use and ma tain and replace pipes and conduits in and through the demised prem and to erect new pipes and conduits therein provided they are conce within the walls, floor, or ceiling. Owner may, during the progress of work in the demised premises, take all necessary materials and equipm into said premises without the same constituting an eviction nor shall Tenant be entitled to any abatement of rent while such work is in prog nor to any damages by reason of loss or interruption of business or ot wise. Throughout the term hereof Owner shall have the right to enter demised premises at reasonable hours for the purpose of showing

☞ Rider to be added if necessary.

same to prospective purchasers or mortgagees of the building, and during the last six months of the term for the purpose of showing the same to prospective tenants. If Tenant is not present to open and permit an entry into the premises, Owner or Owner's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant's obligations hereunder.

Vault, Vault Space, Area: 14. No Vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

Occupancy: 15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the premises and accepts them as is, subject to the riders annexed hereto with respect to Owner's work, if any. In any event, Owner makes no representation as to the condition of the premises and Tenant agrees to accept the same subject to violations, whether or not of record.

Bankruptcy: 16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.

(b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such premises or any part thereof be relet by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

Default: 17. (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the demised premises become vacant or deserted; or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if this lease be rejected under § 235 of Title 11 of the U.S. Code (bankruptcy code); or if Tenant shall fail to move into or take possession of the premises within fifteen (15) days after the commencement of the term of this lease, then, in any one or more of such events, upon Owner serving a written five (5) days notice upon Tenant specifying the nature of said default and upon the expiration of said five (5) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said five (5) day period, and if Tenant shall not have diligently commenced curing such default within such five (5) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written three (3) days' notice of cancellation of this lease upon Tenant, and upon the expiration of said three (3) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such three (3) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to Owner but Tenant shall remain liable as hereinafter provided.

(2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required; then and in any of such events Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

Remedies of Owner and Waiver of Redemption: 18. In case of any such default, re-entry, expiration and/ or dispossess by summary proceedings or otherwise, (a) the rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, attorneys' fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the dificiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner's sole judgement, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Owner obtaining possession of demised premises, by reason o the violation by Tenant of any of the covenants and conditions of thi lease, or otherwise.

Fees and Expenses 19. If Tenant shall default in the observance c performance of any term or covenant on Tenant's pa to be observed or performed under or by virtue of a of the terms or provisions in any article of this lease, then, unless othe wise provided elsewhere in this lease, Owner may immediately or at a time thereafter and without notice perform the obligation of Tena thereunder. If Owner, in connection with the foregoing or in connecti with any default by Tenant in the covenant to pay rent hereunder, mak any expenditures or incurs any obligations for the payment of money, i cluding but not limited to attorney's fees, in instituting, prosecuting defending any action or proceeding, then Tenant will reimburse Ow for such sums so paid or obligations incurred with interest and costs. T foregoing expenses incurred by reason of Tenant's default shall be dee ed to be additonal rent hereunder and shall be paid by Tenant to Ow within five (5) days of rendition of any bill or statement to Ten therefor. If Tenant's lease term shall have expired at the time of mak of such expenditures or incurring of such obligations, such sums shall recoverable by Owner as damages.

Building Alterations and Management: 20. Owner shall have the right at any time without same constituting an eviction and without incurr liability to Tenant therefor to change the arrangem and/or location of public entrances, passagew doors, doorways, corridors, elevators, stairs, toilet other public parts of the building and to change the name, numbe designation by which the building may be known. There shall be allowance to Tenant for diminution of rental value and no liability o part of Owner by reason of inconvenience, annoyance or injur business arising from Owner or other Tenants making any repairs i building or any such alterations, additions and improvements. Fur more, Tenant shall not have any claim against Owner by reaso Owner's imposition of such controls of the manner of access to building by Tenant's social or business visitors as the Owner may necessary for the security of the building and its occupants.

No Representations by Owner: 21. Neither Owner nor Owners's agents have any representations or promises with respect to physical condition of the building, the land upon

it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same "as is" and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of Term: 22. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, broom clean, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this Lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

Quiet Enjoyment: 23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 31 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure to Give Possession: 24. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner's inability to obtain possession) until after Owner shall have given Tenant written notice that the premises are substantially ready for Tenant's occupancy. If permission is given to Tenant to enter into the possession of the demised premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except as to the covenant to pay rent. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

No Waiver: 25. The failure of Owner to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement of statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises.

Waiver of Trial by Jury: 26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant's use of or occupancy of said premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any summary proceeding for possession of the premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding including a counterclaim under Article 4.

Inability to Perform: 27. This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Owner is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever including, but not limited to, government preemption in connection with a National Emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

Bills and Notices: 28. Except as otherwise in this lease provided, a bill, statement, notice or communication which Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at the building of which the demised premises form a part or at the last known residence address or business address of Tenant or left at any of the aforesaid premises addressed to Tenant, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the premises as herein provided. Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given or at such other address as Owner shall designate by written notice.

Services Provided by Owners: 29. As long as Tenant is not in default under any of the covenants of this lease, Owner shall provide: (a) necessary elevator facilities on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m. and have one elevator subject to call at all other times; (b) heat to the demised premises when and as required by law, on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m.; (c) water for ordinary lavatory purposes, but if Tenant uses or consumes water for any other purposes or in unusual quantities (of which fact Owner shall be the sole judge), Owner may install a water meter at Tenant's expense which Tenant shall thereafter maintain at Tenant's expense in good working order and repair to register such water consumption and Tenant shall pay for water consumed as shown on said meter as additional rent as and when bills are rendered; (d) cleaning service for the demised premises on business days at Owner's expense provided that the same are kept in order by Tenant. If, however, said premises are to be kept clean by Tenant, it shall be done at Tenant's sole expense, in a manner satisfactory to Owner and no one other than persons approved by Owner shall be permitted to enter said premises or the building of which they are a part for such purpose. Tenant shall pay Owner the cost of removal of any of Tenant's refuse and rubbish from the building;(e) If the demised premises are serviced by Owner's air conditioning/cooling and ventilating system, air conditioning/cooling will be furnished to tenant from May 15th through September 30th on business days (Mondays through Fridays, holidays excepted) from 8:00 a.m. to 6:00 p.m., and ventilation will be furnished on business days during the aforesaid hours except when air conditioning/cooling is being furnished as aforesaid. If Tenant requires air conditioning/cooling or ventilation for more extended hours or on Saturdays, Sundays or on holidays, as defined under Owner's contract with Operating Engineers Local 94-94A, Owner will furnish the same at Tenant's expense. RIDER to be added in respect to rates and conditions for such additional service;

(f) Owner reserves the right to stop services of the heating, elevators, plumbing, air-conditioning, power systems or cleaning or other services, if any, when necessary by reason of accident or for repairs, alterations, replacements or improvements necessary or desirable in the judgment of Owner for as long as may be reasonably required by reason thereof. If the building of which the demised premises are a part supplies manually-operated elevator service, Owner at any time may substitute automatic-control elevator service and upon ten days' written notice to Tenant, proceed with alterations necessary therefor without in any wise affecting this lease or the obligation of Tenant hereunder. The same shall be done with a minimum of inconvenience to Tenant and Owner shall pursue the alteration with due diligence.

Captions: 30. The Captions are inserted only as a matter of convenience and for reference and in no way define limit or describe the scope of this lease nor the intent of any provision thereof.

Definitions: 31. The term "office", or "offices", wherever used i this lease, shall not be construed to mean premises use as a store or stores, for the sale or display, at any time, of goods, wares c merchandise, of any kind, or as a restaurant, shop, booth, bootblack c other stand, barber shop, or for other similar purposes or for manufa turing. The term "Owner" means a landlord or lessor, and as used in th lease means only the owner, or the mortgagee in possession, for the tin being of the land and building (or the owner of a lease of the building of the land and building) of which the demised premises form a part, that in the event of any sale or sales of said land and building or of sa lease, or in the event of a lease of said building, or of the land a building, the said Owner shall be and hereby is entirely freed and reliev of all covenants and obligations of Owner hereunder, and it shall deemed and construed without further agreement between the parties their successors in interest, or between the parties and the purchaser, any such sale, or the said lessee of the building, or of the land a building, that the purchaser or the lessee of the building has assumed a agreed to carry out any and all covenants and obligations of Own hereunder. The words "re-enter" and "re-entry" as used in this lease not restricted to their technical legal meaning. The term "business da as used in this lease shall exclude Saturdays (except such portion ther as is covered by specific hours in Article 29 hereof), Sundays and all d observed by the State or Federal Government as legal holidays and th designated as holidays by the applicable building service union employ service contract or by the applicable Operating Engineers contract v respect to HVAC service.

☞ Rider to be added if necessary.

GUARANTY

FOR VALUE RECEIVED, and in consideration for, and as an inducement to Owner aking the within lease with Tenant, the undersigned guarantees to Owner, Owner's suc- ssors and assigns, the full performance and observance of all the covenants, conditions ecments, therein provided to be performed and observed by Tenant, including the , and Regulations" as therein provided, without requiring any notice of non-payment, on-performance, or non-observance, or proof, or notice, or demand, whereby to charge he undersigned therefor, all of which the undersigned hereby expressly waives and ex- ressly agrees that the validity of this agreement and the obligations of the guarantor ereunder shall in no wise be terminated, affected or impaired by reason of the assertion by Owner against Tenant of any of the rights or remedies reserved to Owner pursuant to the provisions of the within lease. The undersigned further covenants and agrees that this guaranty shall remain and continue in full force and effect as to any renewal, modifica- tion or extension of this lease and during any period when Tenant is occupying the premises as a "statutory tenant." As a further inducement to Owner to make this lease and in con- sideration thereof, Owner and the undersigned covenant and agree that in any action or proceeding brought by either Owner or the undersigned against the other on any matters whatsoever arising out of, under, or by virtue of the terms of this lease or of this guarantee that Owner and the undersigned shall and do hereby waive trial by jury.

Dated: .... 19.........

....
Guarantor

....
Witness

....
Guarantor's Residence

....
Business Address

....
Firm Name

STATE OF NEW YORK) ss.:
COUNTY OF)

On this day of , 19 , before me

personally came ....
to me known and known to me to be the individual described in, and who executed the foregoing Guaranty and acknowledged to me that he executed the same.

....
Notary

IMPORTANT - PLEASE READ

RULES AND REGULATIONS ATTACHED TO AND MADE A PART OF THIS LEASE IN ACCORDANCE WITH ARTICLE 33.

1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress or egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Owner. There shall not be used in any space, or in the public hall of the building, either by any Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards. If said premises are situated on the ground floor of the building, Tenant thereof shall further, at Tenant's expense, keep the sidewalk and curb in front of said premises clean and free from ice, snow, dirt and rubbish.

2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose clerks, agents, employees or visitors, shall have caused it.

3. No carpet, rug or other article shall be hung or shaken out of any window of the building; and no Tenant shall sweep or throw or permit to be swept or thrown from the demised premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the building and Ten- ant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be oc- cupied or used in a manner offensive or objectionable to Owner or other occupants of the building by reason of noise, odors, and/or vibrations, or interfere in any way with other Tenants or those having business therein, nor shall any animals or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.

4. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.

5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the demised premises or the building or on the inside of the demised premises if the same is visible from the outside of the premises without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the premises. In the event of the violation of the foregoing by any Tenant, Owner may remove same without any liability, and may charge the expense incurred by such removal to Tenant or Tenants violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Tenant by Owner at the expense of such Tenant, and shall be of a size, color and style acceptable to Owner.

6. No Tenant shall mark, paint, drill into, or in any way deface any part of the demised premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct. No Tenant shall lay linoleum, or other similar floor cover- ing, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used an in- terlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or mechanism thereof. Each Tenant must, upon the termination of his Tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant, and in the event of the loss of any keys, so furnished, such Tenant shall pay to Owner the cost thereof.

8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Owner. Owner reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations of the lease or which these Rules and Regulations are a part.

9. Canvassing, soliciting and peddling in the building is prohibited and each Te- nant shall cooperate to prevent the same.

10. Owner reserves the right to exclude from the building between the hours of 6 P.M. and 8 A.M. and at all hours on Sundays, and legal holidays all persons who do not present a pass to the building signed by Owner. Owner will furnish passes to per- sons for whom any Tenant requests same in writing. Each Tenant shall be responsi- ble for all persons for whom he requests such pass and shall be liable to Owner for all acts of such persons.

11. Owner shall have the right to prohibit any advertising by any Tenant which in Owner's opinion, tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.

12. Tenant shall not bring or permit to be brought or kept in or on the demised premises, any inflammable, combustible or explosive fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the demised premises.

13. If the building contains central air conditioning and ventilation, Tenant agrees to keep all windows closed at all times and to abide by all rules and regulations issued by the Owner with respect to such services. If Tenant requires air conditioning or ventilation after the usual hours, Tenant shall give notice in writing to the building superintendent prior to 3:00 P.M. in the case of services required on week days, and prior to 3:00 P.M. on the day prior in the case of after hours service required on weekends or on holidays.

14. Tenant shall not move any safe, heavy machinery, heavy equipment, bulky matter, or fixtures into or out of the building without Owner's prior written consent. If such safe, machinery, equipment, bulky matter or fixtures requires special handling, all work in connection therewith shall comply with the Administrative Code of the City of New York and all other laws and regulations applicable thereto and shall be done during such hours as Owner may designate.

Address 500 Eighth Avenue

Premises New York, New York

F.H.E.A. ASSOCIATES

TO

TECHNICAL CAREER INSTITUTE, INC.

STANDARD FORM OF

Office Lease

Dated 19 94

Rent per Year See Paragraph 79

Rent per Month

Term Ten (10) years + Eight (8) Mos
From October 1, 1994
To May 31, 2005

Drawn by .... Checked by ....

Entered by .... Approved by ....

Adjacent Excavation—Shoring: 32. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations 33. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations and such other and further reasonable Rules and Regulations as Owner or Owner's agents may from time to time adopt. Notice of any additional rules or regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Owner within ten (10) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

Security: 34. Tenant has deposited with Owner the sum of $ 87,000.00 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which Owner may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-letting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Estoppel Certificate 35. Tenant, at any time, and from time to time, upon at least 10 days' prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Owner under this Lease, and, if so, specifying each such default.

Successors and Assigns: 36. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns.

☞ Space to be filled in or deleted.

In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year firs[t] above written.

Witness for Owner: ....

F.H.E.A. ASSOCIATES ....

[signature] [signature] ....

WENDI L. CANCALOSI
NOTARY PUBLIC OF NEW JERSEY
MY COMMISSION EXPIRES OCT. 26, 1998

Witness for Tenant: ....

TECHNICAL CAREER INSTITUTE, INC.

[signature] [signature] ....

JANE MISKELL
Notary Public, State of New York
No. 5001232
Qualified in New York County
Commission Expires Aug. 31, 19[illegible]

ACKNOWLEDGMENTS

CORPORATE OWNER
STATE OF NEW YORK, ss.:
County of

On this day of , 19 , before me personally came to me known, who being by me duly sworn, did depose and say that he resides in ; that he is the of the corporation described in and which executed the foregoing instrument, as OWNER; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

....

CORPORATE TENANT
STATE OF NEW YORK, ss.:
County of

On this day of , 19 , befo[re me] personally came to me known, who being by me duly sworn, did depose and say that he [resides] in ; that he is the of the corporation described in and which executed the foregoing instrument, as [TEN]ANT; that he knows the seal of said corporation; that the seal affixed to said [instrum]ent is such corporate seal; that it was so affixed by order of the Board of Di[rectors] of said corporation, and that he signed his name thereto by like order.

....

INDIVIDUAL OWNER
STATE OF NEW YORK, ss.:
County of

On this day of , 19 , before me personally came to me known and known to me to be the individual described in and who, as OWNER, executed the foregoing instrument and acknowledged to me that he executed the same.

....

INDIVIDUAL TENANT
STATE OF NEW YORK, ss.:
County of

On this day of , 19 , be[fore me] personally came to me known and known to me to be the individual described in and who, as TENANT, executed the foregoing instrum[ent and] acknowledged to me that he executed [the same].

....

RIDER ATTACHED TO AND FORMING
PART OF LEASE DATED Sept 22, 1994
BY AND BETWEEN F.H.E.A. ASSOCIATES AS LANDLORD
AND TECHNICAL CAREER INSTITUTE, INC. AS TENANT

37. This rider is hereby made part of the lease above described to which it is attached and in each instance in which the provisions, or any part thereof, of this rider shall contradict or be inconsistent with the provisions, or any part thereof, of said lease as constituted without this rider, the provisions of this rider shall prevail and govern and the contradicted or inconsistent provisions of said lease shall be deemed amended accordingly.

38. LIENS

Tenant agrees to indemnify and save Landlord harmless from and against any and all bills for labor performed or equipment, fixtures and materials furnished to or for Tenant, and from and against any and all liens, bills or claims therefore or against the demised premises or the building of which it forms a part, and from and against all losses, damages costs, expenses, suits and claims whatsoever in connection with the work performed by or for Tenant. The demised premises and the building shall at all times be free of liens for labor and materials supplied or claimed to have been supplied to or on behalf of Tenant, and no financing statements or other security instruments shall be filed against the demised premises or the building or the contents thereof.

Tenant shall not directly or indirectly create or permit to be created or to remain, and shall discharge, any mortgage, lien, security interest, encumbrance or charge on, pledge of or conditional sale or other retention agreement with respect to the demised premises or any part thereof, any equipment, fixtures or materials therein, Tenant's interest under this lease, or any fixed rent or other rent payable under this lease. Supplementing the provisions of Article "3" hereof, the parties agree that if any action, suit or proceeding be brought upon any lien of the nature described in Article "3" hereof, for the enforcement of foreclosure of the same, Tenant covenants and agrees, at its own cost and expense, to defend the Landlord herein and to pay any and all costs and damages, including Landlord's attorneys' fees, and satisfy and discharge any judgment entered therein.

Further supplementing the provisions of Article "3" hereof, Tenant agrees to deliver to Landlord, not later than five (5) business days prior to the date contemplated for the commencement of any alteration, certificates of general liability, property damage and public liability insurance in form and content satisfactory to Landlord together with Worker's Compensation Insurance certificate, all with evidence of payment of premium thereon and providing for at least (10) days' prior written notice of cancellation of same to Landlord.

39. LATE CHARGE

Whenever in this lease any sum, amount, item or charge, other than reserved rent, shall become due and payable by Tenant to Landlord, the same shall be deemed to be additional rent and the Landlord shall have the same rights and remedies for the nonpayment thereof as the Landlord would have for the nonpayment of the reserved or minimum rent herein stipulated and provided for to be paid by the Tenant. In the event that any payment to be made by Tenant shall become overdue for a period in excess of ten (10) days, a "late charge" of Seventy-Five Dollars ($75.00) may be charged by Landlord and shall be payable by Tenant on the 1st day of the month following Landlord's demand therefor. The phrase "rent" as used in this lease shall mean the fixed or minimum rent reserved hereunder together with the other charges hereunder which are deemed to be, additional rent.

40. DEMAND FOR CERTIFIED CHECKS

In the event Tenant shall furnish Landlord with six (6) insufficient funds checks during the period of this lease term, or each successive option period if applicable, Tenant will then be required to furnish Landlord with certified checks for all rent,

additional rent, and arrears due and owing throughout the term of the lease and/or option period. Failure by Tenant to comply with this provision will constitute a default under the terms hereof.

41. **HEATING, VENTILATION, AND AIR CONDITIONING (HVAC)**

(a) As long as Tenant is not in default under this lease, the Landlord, at its own cost and expense, shall, through the system of the building and/or the HVAC unit located on Tenant's floor (if present, said unit to be maintained by Landlord at Landlord's sole cost and expense), furnish and distribute heating in the demised premises from October 1st through April 30th, and air conditioning in the demised premises from May 1st through September 30th, on business days (Monday through Friday, holidays excepted) from 8:30 A.M. to 5:30 P.M. prevailing time, when in Landlord's reasonable judgment the same is required for comfortable occupancy of the demised premises.

Notwithstanding anything to the contrary contained herein, Landlord shall also provide air conditioning to the demised premises from May 1st through September 30th, on business days (Monday through Friday, holidays excepted) from 5:30 p.m. to 10:00 p.m. Tenant shall keep and cause to be kept closed the doors (when not in use) and all of the windows in the demised premises whenever the HVAC system is in operation. Tenant agrees to cooperate fully with Landlord at all times and to abide by all rules, regulations and requirements which Landlord reasonably may prescribe for the proper functioning and protection of the HVAC system.

(b) Landlord shall have free and unrestricted access to all HVAC system equipment. Landlord reserves the right to interrupt, curtail, stop or suspend any of the services herein referred when necessary because of accident, repairs, alterations or improvements, which in the judgment of Landlord are desirable or necessary, or to comply with government restrictions in the use of materials or in the use of the HVAC system or because of strikes or other cause or causes beyond the reasonable control of the Landlord, whether such other cause or causes are similar or dissimilar to those hereinabove mentioned, and no diminution or abatement of rent or other compensation shall or will be claimed by the Tenant nor shall this lease or any of the obligations of the Tenant be affected or reduced by reason of the interruptions, curtailment or suspension of HVAC services, provided that if resumption is, or becomes, within Landlord's reasonable control, Landlord shall use all diligent and reasonable efforts to cause such resumption.

If Tenant shall require any HVAC service after the standard hours, Tenant shall request such service at least twenty-four (24) hours prior to the time Tenant desires said overtime services. Tenant agrees to pay, as additional rent, such charges for such overtime services as Landlord reasonably may determine from time to time. As of the date of this lease, the overtime HVAC charge is $150.00 per hour, subject to increase; Landlord's charges for providing such additional service shall be proportionately increased as increases in electricity or steam rates occur. Landlord shall have the right to decline to furnish HVAC on hours and days other than the regular hours and days if, in the reasonable opinion of the Landlord, the furnishing of such service would be impractical or detrimental to the operation of the building.

Although Landlord covenants and agrees to maintain the HVAC system (including but not limited to any HVAC unit serving the demised premises), in the event Tenant performs any work in the demised premises which obstructs or hinders the proper performance of the HVAC system, or in the event repairs to the HVAC system are necessitated due to Tenant's negligence or intentional acts, then Tenant shall be solely responsible for correcting and repairing same, and Landlord's obligations regarding HVAC service shall be suspended unless and until Tenant's work to correct and/or repair the HVAC system is complete.

42. **TAX ESCALATION**

(a) The term "Real Property" shall mean collectively the land

and the building erected thereon.

(b) The term "Taxes" shall mean all the taxes and assessments, special or otherwise, levied, assessed or imposed by Federal, State or Local Governments against the Real Property of which the demised premises form a part. If due to a future change in the method of taxation, any franchise, income, profit or other tax, or other payment, shall be levied against Landlord in whole or in part in substitution for or in lieu of any tax which would otherwise constitute a Tax, such franchise, income, profit or other tax or payment shall be deemed to be a Tax for the purposes hereof.

(c) The term "Tax Year" shall mean each period of twelve (12) consecutive months commencing on July 1st of each such period in which occurs any part of this lease, or such other period as may hereafter be duly adopted as the fiscal year for real estate tax purposes by the City of New York. As used herein and in Article 41 hereof, the phrase "term of the lease" shall mean the original term provided for in this lease and any renewal or extension thereof, irrespective of the sooner termination hereof by reason of Tenant's default.

(d) The term "Base Tax Year" shall mean the Tax Year commencing July 1, 1994 and ending June 30, 1995.

(e) The term "Base Taxes" shall mean the Taxes payable for the Base Tax Year.

(f) If taxes for any Tax Year shall be increased above the Base Taxes, then the Tenant shall pay to the Landlord as additional rent 8.3% of such increase. The amount due hereunder shall be paid by Tenant within ten (10) days after the Landlord shall submit a statement to Tenant, showing in reasonable detail, the computation of the amount, if any, due hereunder to Landlord. Any such tax increase for the Tax Year in which this lease shall end shall be apportioned.

(g) A tax bill for any relevant Tax Year (including the Base Tax Year) shall be conclusive evidence of the amount of taxes imposed for such year unless the assessment for such year be protested and, in such latter event, all computations and payments hereunder, pending final determination of the proceeding, shall be based upon such original tax bill, with retroactive adjustment to be made following such final determination.

(h) If the Landlord shall receive any tax refund in respect of any Tax Year with respect to which Tenant shall have paid any monies pursuant to this numbered Article, the Landlord may retain, out of such tax refund, any reasonable expense incurred by it in obtaining such tax refund, and, out of any then remaining balance of such tax refund, the Landlord shall pay to the Tenant, provided Tenant is not then in default under any covenants or provisions of this lease with respect to which Landlord shall have given notice, 8.3% of such remaining balance of such tax refund; otherwise such sum shall be paid to Tenant if and when the default is cured. If Landlord shall obtain a reduction in assessed valuation in respect of any Tax Year with respect to which Tenant shall not have paid any monies pursuant to this numbered Article, the amount of Taxes for such Tax Year, plus the amounts of any reasonable expense incurred by Landlord in obtaining such reduction, shall be deemed to be the taxes finally determined to be payable by Landlord for such Tax Year.

43. <u>OPERATING COST INCREASE</u>

As used in this Paragraph: (A) Operating Cost shall mean and include those expenses incurred in respect to the operation and maintenance of the building in accordance with accepted principles of sound management and accounting practices as applied to the operation and maintenance of non-institutional first class office buildings, including any and all of the following: all insurance, including bodily injury, public liability, property damage liability, automobile insurance, sign insurance and any other insurance carried for the common areas in limits determined by Landlord; repairs, replacements, and maintenance of walkways, sidewalks, roofs and the like; rental of signs and equipment;

lighting; storm water control; sanitary control; repairs, replacements and maintenance of the entire sprinkler system located throughout and in all buildings; removal of snow, trash, rubbish, garbage and other refuse; heating, ventilation and air conditioning of the common areas; depreciation of machinery and equipment used in maintenance, repair and/or replacement; the cost of personnel to implement such services, to police the common areas; and twenty (20%) percent of all of the costs to cover Landlord's administrative and overhead costs. Common Areas shall include all common facilities and shall mean all areas, space, equipment, signs and special services provided by Landlord for the common or joint use and benefit of the occupants of the building, and their employees, agents, servants, customers and other invitees, including without limitation, parking areas, access roads, driveways, retaining walls, roofs, landscaped areas, truck serviceways or tunnels, loading docks, stairs, ramps and sidewalks, washrooms, and parcel pick-up stations.

(B) Operating Cost Base Year shall mean calendar year 1995.

(C) Operating Cost Base shall mean the Operating Costs for the Operating Cost Base Year (whether or not retroactively determined).

(D) Tenant's Proportionate Share shall mean 8.3%.

(E) If the Operating Costs for any Lease Year shall increase above the Operating Costs for the Operating Cost Base Year, then Tenant shall pay to Landlord as additional rent 8.3% of such increase. The amount due hereunder shall be paid by Tenant within ten (10) days after Landlord shall submit a statement to Tenant, showing in reasonable detail, the computation of the amount, if any, due hereunder to Landlord. Any such Operating Cost increase for the Lease Year in which this Lease shall end shall be apportioned accordingly.

If the Operating Costs shall be changed at any time during the remainder of the term of this lease after the Operating Cost Base Year, so that the Operating Costs shall then exceed the Operating Cost Base, Tenant shall pay as additional rent a sum equal to Tenant's Proportionate Share of the amount by which the Operating Costs are greater than the Operating Cost Base, in equal monthly installments commencing with the first monthly installment of fixed rent falling due hereunder on or after the effective date of such change in the Operating Cost Base and continuing thereafter until a new adjustment shall have become effective in accordance with the provisions of this Paragraph. Landlord shall give Tenant, upon Tenant's written request, written notice of each change in the Operating Cost which will be effective to create or change Tenant's obligation to pay additional rent pursuant to the provisions of this Paragraph promptly after Landlord learns thereof, and such notice shall contain Landlord's calculation of the annual rate of additional rent payable. If a change in the Operating Cost Base is made with retroactive effect, the incurrence of additional rent consequent thereof shall be effective retroactively to the date of the first monthly installment of fixed rent falling due on or after the effective date of such change.

Every notice given by Landlord pursuant to this Paragraph shall be conclusive and binding upon Tenant unless (i) within thirty (30) days after the receipt of such notice Tenant shall notify Landlord that it disputes the correctness of the notice, specifying the particular respects in which the notice is claimed to be incorrect, and (ii) if such dispute shall not have been settled by agreement, Tenant shall submit the dispute to arbitration pursuant to this lease within fifteen (15) days after receipt of the notice. Pending the determination of such dispute by agreement or arbitration as aforesaid, the Tenant shall pay additional rent or accept credit in accordance with Landlord's notice and such payment or acceptance shall be without prejudice to Tenant's position. If the dispute shall be determined in Tenant's favor, Landlord shall forthwith pay Tenant the amount of Tenant's overpayment of rents resulting from compliance with Landlord's statement.

44. **ELECTRICITY**

As long as Tenant is not in default in the payment of any rent or the performance of any covenants of this lease on Tenant's part to be performed, Landlord shall furnish to the demised premises Standard Electrical Service for Tenant's requirements for lighting and electrical appliances and equipment within the demised premises. Landlord, at its sole cost and expense, shall install and connect a separate submeter that measures exclusively the electricity consumed by Tenant in Tenant's demised premises. Said submeter shall be maintained and repaired by Tenant, if necessary, during the term of this Lease. Landlord shall take monthly readings from Tenant's submeter and bill Tenant, for its electric consumption during the Lease term, based on rates supplied to Landlord from Con Edison, or the utility serving the demised premises, at the same rate as charged to Landlord by the utility. The cost of electric service billed by Landlord shall be deemed further additional rent and shall be paid within ten (10) days of receipt of an invoice for same from Landlord. Tenant agrees to provide Landlord with access to Tenant's demised premises and its submeter at reasonable times to take necessary readings.

Tenant's use of electricity in the demised premises shall be for the operation of lighting, business machines such as typewriters and other small office machines and lamps, and shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the demised premises. Tenant also agrees to maintain and replace at its sole cost and expense all lamps, starters, ballasts or bulbs used in the demised premises.

In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the building electric service, Tenant shall not, without Landlord's prior written consent in each instance, connect any additional fixtures, appliances or equipment (other than lamps, typewriters, and similar small office machines) to the building's electric distribution system or make any alteration or addition to the electric system of the demised premises existing at the commencement of the term of the lease. Should Landlord grant such consent, all additional risers or other equipment required therefor shall be installed by Landlord and the cost thereof shall be paid by the Tenant upon Landlord's demand. As a condition to granting such consent, Landlord may require that the Tenant agree to an increase in the fixed rent by an amount which will reflect the value to the Tenant (determined by the current public utility rates for direct purchase by Tenant) of the additional services to be furnished by the Landlord.

If the public utility rate schedule for the supply of electric current to the building shall be increased or decreased during the term of this lease, the amount defined in this Paragraph as Tenant's cost for electricity shall be equitably adjusted to reflect the resulting increase or decrease in Landlord's cost of furnishing electric service to the demised premises. Landlord reserves the right to discontinue furnishing electric energy **at any time to all tenants in the Building, including Tenant,** upon not less than thirty (30) days' written notice **and provided that the discontinuance of electric service affects all tenants, including Tenant, at the same time.** If Landlord exercises such right of termination, this lease shall continue in full force and effect and shall be unaffected thereby except only that from and after the effective date of such termination Landlord shall not be obligated to furnish electric energy to the Tenant and the Tenant's cost for electricity under this Paragraph shall be adjusted to reflect the resulting decrease in Landlord's cost of furnishing electric service to the demised premises. If Landlord so discontinues furnishing electric service to all tenants in the entire building, Tenant shall arrange to obtain electric energy directly from the public utility company furnishing electric services to the building. Such electric energy may be furnished to Tenant by means of the then existing building system feeders, risers and wiring to the extent that same are available, suitable and safe for such purposes. All meters and additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electric energy directly from such -------------------------

public utility company shall be installed by the Landlord at Tenant's expense.

45. **ASSIGNMENT AND SUBLETTING**

(a) Tenant covenants and agrees that it will not, by operation of law or otherwise, assign, mortgage or encumber this lease, nor sublet or permit the demised premises or any part thereof to be used by others without Landlord's prior written consent in each instance, said consent not to be unreasonably withheld or delayed. In no event may Tenant sublet all or any part of the demised premises, assign this lease in any manner or otherwise permit the occupancy of all or any part of the demised premises to any tenant, assignee, sublessee or other occupants of the building of which the demised premises forms a part. Any such request by Tenant to sublease all or any part of the demised premises, assign this lease in any manner or otherwise permit the occupancy of all or any part of the demised premises to any party who is a tenant, assignee, sublessee or other occupancy of space in the building of which the demised premises forms a part shall not be subject to the terms of this numbered Article "45" hereof. Such party is hereinafter referred to as a "Prohibited Party". The consent by Landlord to any assignment or subletting shall not in any manner be construed to relieve Tenant from obtaining Landlord's express written consent to any other or further assignment or subletting.

(b) Tenant may without Landlord's prior written consent, assign this lease to a corporation or other business entity (herein sometimes called a "successor corporation") into or with which Tenant shall be merged, or consolidated, or a wholly owned or controlled corporation, or a franchisee, provided that the successor corporation shall use the demised premises only for the purpose specified in Paragraph 2 of this lease and provided further that there is delivered to Landlord within five (5) business days after the effective date of such assignment, an instrument duly executed and acknowledged by the assignee whereby assignee assumes performance of Tenant's obligations under this lease, as well as a true copy of the instrument of merger or consolidation, if the transaction wherein the assignment is made be one of merger or consolidation, or proof satisfactory to Landlord that such assignment is to a wholly owned or controlled corporation, if the transaction wherein the assignment is made be one to a wholly owned or controlled corporation. If Tenant requests Landlord's consent to any other assignment of this lease or subletting of all or any portion of the demised premises, other than to a "Prohibited Party", it shall submit in writing to Landlord, at the time it requests such consent:

(i) the name and address of the proposed assignee or subtenant; (ii) the terms and conditions of the proposed assignment or subletting; (iii) the nature and character of the business of the proposed assignee or subtenant; and (iv) banking, financial and other credit information relating to the proposed assignee or subtenant, reasonably sufficient to enable Landlord to determine the proposed assignee's or subtenant's financial responsibility.

(c) Landlord shall have the following options to be exercised by written notice to Tenant within thirty (30) days after Tenant's aforesaid request for Landlord's consent, which request shall be deemed sufficient upon which Landlord must act only if the four (4) conditions in subparagraph (b) above have been complied with to Landlord's reasonable satisfaction:

(i) If the request be for Landlord's consent to an assignment, Landlord may require Tenant to execute an assignment to Landlord, or to anyone designated by Landlord, without payment of any premium therefor, provided that concurrently with the delivery of such assignment Landlord, for itself and for any successor in interest as Landlord, will execute and deliver an instrument releasing and discharging the Tenant from all obligations under this lease accruing after the effective date of such assignment but if said assignment be a pro tanto assignment, then such release and discharge shall relate to only so much of the demised premises as is covered by such assignment;

(ii) If the request be for Landlord's consent to a

sublease, Landlord may require Tenant to execute a sublease to the Landlord and/or its designee for the same term as the proposed sublease and upon the same terms and conditions as are contained in the proposed sublease except that the Landlord or its designee shall not be required to pay any monies under said sublease other than reserved rent and additional rent at the same annual rate payable by Tenant under this lease, but prorated and apportioned according to the number of square feet of rentable area contained in the sublet premises, and except further, that Landlord or its designee shall not be required to pay any premium therefor or perform any work thereunder as subtenant (for the purpose of readying the sublet premises for use), and except further, that the sublease shall provide for the unqualified right on the part of the subtenant to sub-sublet or assign the sublease to others for any lawful purpose and to alter the sublet premises in any manner Landlord or its designee shall desire. Concurrently, with the delivery of the sublease to Landlord, Landlord, for itself and for any successor in interest as Landlord, will execute and deliver an instrument indemnifying and holding Tenant harmless from any loss of rent or for other damages which Tenant might sustain by reason of the default of the sublessee under the sublease.

(d) If Landlord shall not exercise any of its aforesaid options within the time limited therefor, and if the use of the demised premises remains unchanged and the financial responsibility of the proposed assignee or subtenant be reasonably acceptable to Landlord, its consent to the proposed assignment or subletting shall not be withheld, provided, however, that each of the following conditions is first complied with:

(i) Tenant shall not then be in default under this lease;

(ii) If the proposed assignment or subletting be of the entire demised premises, the assignee or sublessee as the case may be, shall execute an agreement, in form reasonably satisfactory to the Landlord, whereby such proposed assignee or sublessee assumes performance of Tenant's obligations under this lease and shall become jointly and severally liable with the Tenant for the performance thereof. If the proposed subletting be of less than the entire demised premises, sublessee shall execute and deliver a pro rata assumption of Tenant's lease obligations;

(iii) A duplicate original of the instrument of assignment or sublease, as the case may be, and of the assumption agreement duly executed by the appropriate party, shall be delivered to the Landlord before the assignee or sublessee shall be let into possession of the demised premises or the sublet portion thereof.

(iv) Tenant shall pay the sum of Three Hundred Dollars ($300.00) representing attorneys' fees incurred by Landlord in connection with the review and/or preparation and/or execution of any documents submitted to Landlord relating to the proposed assignment or subletting.

(e) If Landlord's written consent to a subletting shall have been obtained, Tenant shall pay to Landlord, as additional rent hereunder due on the 1st day of each month of the term of the sublease, an amount equal to 50% of the annual sublet rent in excess of the annual rent payable hereunder (after expenses), except that if the sublet be for less than all of the demised premises, appropriate pro rata adjustment of the rent payable under this lease shall be made in determining the excess of sublet rental over the pro rated rental payable under this lease. "Rent" or "Rental" as used herein shall mean the aggregate of reserved or fixed rent and any additional rent payable under the pertinent sublease, and such aggregate payable under the within lease.

(f) Each of the foregoing provisions and conditions shall apply to each and every further attempted assignment or subletting other than to a "Prohibited Party". An assignment of lease or a subletting as above provided shall not discharge or release from liability hereunder the Tenant or any other person, firm, or corporation which shall have previously assumed Tenant's obligations hereunder, such liability to remain and continue for the balance of the term with the same force and effect as though no

assignment had been effected.

(g) The transfer in the aggregate of fifty percent (50%) or more of (i) the voting stock of any corporate tenant or (ii) the voting interest in any partnership tenant shall be deemed an assignment within the meaning of Article "11" of this lease and of this numbered Article, and shall require Landlord's prior written consent, which consent will not be unreasonably withheld upon compliance with all of the conditions set forth in subdivisions (a), (b), (c) and (d) hereof. The provisions hereof shall not apply to the transactions described in the first sentence of (b) hereof.

(h) The provisions of this Article shall apply only to an assignment of this lease by the initial Tenant and to a subletting of all or any portion of the demised premises by the initial Tenant to other than a "Prohibited Party" and shall not apply to any other transaction providing for occupancy of all or any portion of the demised premises by a (i) third party other than the Tenant's assignee or Tenant's sublessee or (ii) an assignment or subletting to a "Prohibited Party". For such other transactions, the provisions of Article "11" shall apply.

(i) Notwithstanding anything to the contrary contained in this Paragraph 45, Tenant shall have the right to sublease the demised premises or assign this lease to an existing tenant of the subject Building if no comparable premises is available for direct lease from Landlord in the subject Building at the time of said subletting or assignment, or if Landlord is unable to demise a comparable premises for said existing tenant. This subparagraph shall only apply to existing tenants with greater than one year remaining under their existing leases with Landlord.

(j) In the event of a sublease or assignment pursuant to this Paragraph 45, Tenant shall have the right to engage the real estate broker of its choice to assist with said transaction; however, Landlord shall not be obligated to pay any commission resulting from any sublease or assignment of the demised premises, it being understood that Tenant or any subtenant or assignee shall be responsible for payment of any commission or fee in connection therewith, and Tenant covenants and agrees to hold Landlord harmless and indemnify Landlord from any and all claims for commissions and other fees in such instance.

(k) Provided that Tenant is not in default hereunder, Tenant shall be entitled to sublet an aggregate total of 1/3 of the demised premises without Landlord recapturing the subleased space; however, all other terms and conditions contained in this Paragraph 45 shall be complied with in connection with this subleasing.

46. LIMITATION OF LIABILITY

If Landlord is an individual (which as used herein includes aggregates of individuals such as joint ventures, general or limited partnerships or associates), such individual (including but not limited to the partners, whether general or limited, of any partnership as Owner hereunder) and the shareholders, officers, and/or directors of any corporation as Owner hereunder, shall be under no personal liability with respect to any of the provisions of this lease, and if such Landlord is in breach or in default with respect to its obligations or otherwise under this lease, Tenant shall look solely to the interest of such Landlord in the property, of which the demised premises form a part, for the satisfaction of Tenant's remedies, and no other property or assets of such Landlord shall be subject to levy, execution or other enforcement procedure for such satisfaction.

47. BROKER

Tenant warrants and represents that it negotiated the within lease through HELMSLEY-SPEAR, INC. as broker, and without the aid, intervention or employment of any other broker. Tenant agrees to indemnify Landlord against any claim by any other broker dealt with by Tenant with regard to this Lease, any extension, renewal, or option exercised by Tenant for the demised premises (whether specifically referenced herein or not), and any lease for other

space in the subject building (whether entered into during the original lease term or subsequent thereto), and to defend, at its own cost and expense, any claim brought by any other broker for commission resulting from this Lease, any extension, renewal, or option exercised by Tenant for the demised premises (whether specifically referenced herein or not), and any lease for other space in the subject building (whether entered into during the original lease term or subsequent thereto). Landlord shall pay broker a commission for this lease transaction pursuant to a separate agreement.

48. OFFICE EQUIPMENT

Subject always to the provisions of this lease, Tenant may, at its own cost and expense, install, operate and maintain customary small office machines, including computers, typewriters, tabulation, statistical and office copy devices, provided, however, that the use and maintenance of such machines will not in any way interfere with or affect the use of the building by other tenants, and provided further that the Landlord may, if it so determines, install, but at the sole cost and expense of Tenant, flooring or ceiling reinforcements and sound absorbent material as may be necessary in the area where such machines may from time to time be located, and Tenant agrees to pay the cost thereof within five (5) days after presentation of bills covering the same, the amount of which costs shall be deemed to be paid as additional rent.

49. Tenant shall not at any time prior to or during the term of this lease, either directly or indirectly, use any contractors and/or labor and/or materials whose use creates or would create difficulty with other contractors and/or labor engaged by Tenant or Landlord or others in the maintenance, and/or operation of the demised premises or the building.

50. All alterations, additions and improvements made by Tenant at its own cost and expense, and all furniture, removable partitions and trade fixtures installed by Tenant at its own cost and expense shall remain the property of the Tenant and on or before the expiration of the term shall be removed from the demised premises by Tenant and Tenant, at its own cost and expense, shall repair any damage to the demised premises caused by such installation or removal and shall restore the premises to good order and condition on or before the expiration of the term of this lease.

51. AS IS

Tenant has thoroughly examined the herein demised premises and is fully familiar with the condition thereof. Tenant agrees to accept the said premises "as is" and in such condition as the same may be at the date of commencement of the term of this lease, and Landlord shall not be obligated or required to do any work or to make any alterations or install any fixtures, equipment or improvements, or to make any repairs to or in the demised premises in order to fit the same for Tenant's use. Notwithstanding the foregoing, Landlord covenants and agrees to close the internal staircase connecting the fifth and sixth floors of the building containing the demised premises (and remove the staircase and debris caused by this work) within thirty (30) days after delivery of possession of the demised premises to Tenant; this shall be the only work required to be performed by Landlord in connection with this lease.

(a) LANDLORD'S CONTRIBUTION [AND Architectural Fees] TO TENANT'S WORK: Landlord agrees to contribute the lesser of $133,000.00 or the actual cost of Tenant's improvements (hard costs only) to the demised premises. This contribution shall be in the form of direct payment to Tenant's contractors upon submission of weekly invoices to Landlord (with no individual invoice to exceed $50,000.00), up to the stated contribution sum. These weekly payments are contingent upon Landlord receiving partial lien waivers from all contractors working on or providing services to the demised premises. Notwithstanding the foregoing, Landlord shall withhold the sum of $13,300.00 as a final contribution payment, said payment not to be released until Tenant's improvements are fully complete and Landlord receives from Tenant final lien waivers from all

contractors who have performed Tenant's improvements or supplied materials in connection therewith.

52. **ESTOPPEL CERTIFICATE**

At any time and from time to time, Tenant, on at least ten (10) days prior written request by Landlord, will deliver to Landlord a statement in writing certifying that this lease is not modified and is in full force and effect (or if there shall have been modifications, that the same is in full force and effect as modified, and stating the modifications), the dates to which the Fixed Rent, Additional Rent and other charges have been paid, and whether or not, to the best knowledge of the signer of such statement, there are any then existing defaults on the part of either Landlord or Tenant in the performance of the covenants, conditions or other provisions of this lease, and if so, specifying the default of which the signer of such statement has knowledge.

53. Landlord does not warrant that any governmental license permitting any particular business to be carried on in the demised premises will be granted, or if granted, will be continued in effect or renewed. If any governmental license or permit shall be required for the lawful conduct of Tenant's business, Tenant shall duly procure and thereafter maintain such license or permit and submit the same to Landlord for inspection, it being understood and agreed that Tenant's obligation under this lease shall in no wise be affected or impaired by reason of Tenant's inability to secure and/or maintain the same. Tenant shall at all times comply with the terms and conditions of each such license or permit. Landlord agrees to cooperate with Tenant for the purpose of obtaining any such license or permit and to execute any documents or instruments necessary in connection therewith, all at Tenant's expense.

54. Tenant represents its tax identification number is #13-2130241. Additionally, Tenant shall duly complete a "W-9" Form (IRS) or any other such similar form, and return same promptly to Landlord.

55. All checks tendered to Landlord as and for the rent and/or additional rent required hereunder shall be deemed payments for the account of Tenant. Acceptance by Landlord of rent and/or additional rent from anyone other than Tenant shall not be deemed to operate as an attornment to Landlord by the payor of such rent and/or additional rent or as a consent by Landlord to an assignment of this lease or subletting by Tenant of the demised premises to such payor, or as a modification of any of the provisions of this lease.

56. **ALLOCATION OF ARREARAGE**

If Tenant is in arrears in the payment of rent or additional rent, Tenant waives Tenant's rights, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any item Landlord sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

57. **PAYMENTS**

No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the current fixed rent or additional charges shall be deemed to be other than a payment on account nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance and pursue any other remedy in this lease or as provided by applicable laws.

58. **ADVANCES MADE FOR TENANT**

Tenant shall repay to Landlord any sum of money which Landlord shall pay or the cost of any performance by Landlord because of the failure of Tenant to perform any one or more of the other provisions or conditions in this lease on the part of Tenant to be performed or observed, provided in each instance Landlord shall

have given Tenant at least ten (10) days prior written notice before paying such sum and/or performing such obligations (except in emergencies, where no such notice shall be required) and Tenant shall have failed to perform or observe such provisions or conditions. No such payment or performance by Landlord shall excuse or discharge Tenant's failure to perform or shall be a waiver of any of Landlord's rights with respect to such failure to perform or to insist on strict performance at any time thereafter. The sum or sums so paid by Landlord together with interest and all costs, damages and reasonable counsel fees actually incurred by Landlord, shall be payable by Tenant as additional rent with the next installment of base rent.

59. ADDITIONAL RENT

All additional rent and other charges payable under this lease shall be paid without any setoff or deduction except as otherwise expressly provided above. Landlord shall have the same rights and remedies for the nonpayment of additional rent and other charges under this lease as for nonpayment of base rent.

60. LANDLORD'S CONSENT WITHHELD

Except as otherwise specifically provided herein, if Tenant shall request Landlord's approval or consent and Landlord shall fail or refuse to give such consent or approval, Tenant shall not be entitled to any damages for any withholding or delay of such approval or consent by Landlord, it being intended that Tenant's sole remedy shall be an action for injunction or specific performance and that such remedy shall be available only in those cases where Landlord shall have expressly agreed in writing not unreasonably to withhold or delay its consent or approval or where as a matter of law Landlord may not unreasonably withhold or delay its consent or approval. Any refusal by Landlord to consent to or approve any matter or thing requested by Tenant shall be deemed reasonable if, inter alia, the holder of any mortgage affecting the real property of which the demised premises are a part has refused to give its consent or approval thereto wherever such consent or approval is necessary.

61. INDEMNITY

(A) Landlord or its agents shall not be liable for any damage to property of Tenant or of others which is entrusted to employees of the Building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons, property or business resulting from or occasioned by explosion, falling plaster, electricity, smoke, water, snow or ice being upon or coming through or from the street, roof, walls, subsurface, skylight, trapdoor or window, electric wiring, plumbing, dampness, water, gas, steam or other pipes or sewage, or the failure of the air-conditioning or refrigeration system or other appliances, or the breaking of any electric wire, the bursting, leaking or running of water from any tank, bathroom, waste-pipe, sprinkler system, radiator, or any other pipe in, above, upon or about the Building or the Demised Prenises or which may at any time hereafter be placed therein, or from any other cause of whatsoever nature; nor shall Owner be liable for any latent defect in the Demised Premises or the Building. It is understood that no property (specifically including animals), other than such as might be normally be brought upon or kept in the Demised Premises as incident to the reasonable use of the Demised Premises for the purposes herein permitted will be brought upon or be kept in the Demised Premises. Landlord and its agents shall not be liable for any loss of or damage to any such property even if due to the negligence of Landlord or Landlord's agents.

(B) Tenant shall indemnify and hold Landlord, Landlord's agents, and the mortgagee under any mortgage affecting the Building, harmless of and from any and all loss, cost, liability, claim, damage and expense including reasonable attorneys' fees, penalties and fines incurred in connection with or arising from any injury to Tenant or to any other person or for any damage to, or loss (by theft or otherwise) of, any of Tenant's property or of the property of any other person, irrespective of the cause of such injury, damage or loss (including the acts or negligence of any

tenant or occupant of the Building or of Landlord or Landlord's agents, or of any owners or their agents, or occupants of adjacent or contiguous property), in connection with or arising from the use, occupancy, manner of use or occupancy, conduct or management of the Demised Premises or of any business therein, or any work or thing whatsoever done, or any condition created in or about the Demised Premises during the term of this Lease or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to or taken possession of the Demised Premises, or in connection with or arising from any negligent or otherwise wrongful act or omission of Tenant or any of its subtenants or licensees or its or their employees, agents or contractors. In case any action or proceeding be brought by reason of any such claim, Tenant, upon notice from Landlord, shall resist and defend such action or proceeding (by counsel reasonably satisfactory to Landlord), unless Tenant causes the same to be promptly discontinued. Landlord or its agents shall not be liable for any such damage caused by other tenants or persons in, upon or about said Building, or caused by operations in construction of any private, public or quasi-public work. Tenant shall give immediate notice to Landlord in case of damage to the Demised Premises or the Building or of defects therein or in any fixtures or equipment.

62. <u>LIABILITY INSURANCE</u>

At all times, during the term of this lease, Tenant shall, at its own cost and expense, provide and keep in force for the mutual benefit of Landlord and Tenant, comprehensive general public liability insurance against claims for bodily injury, death or property damage occurring in or about the demised premises (including, without limitation, bodily and personal injury, death or property damage, resulting directly or indirectly from any change, alteration, improvement or repair thereof), in the amount of One Million Dollars ($1,000,000.00) combined single limit per occurrence, and umbrella liability insurance in the amount of Three Million Dollars ($3,000,000.00). Such insurance policy is to be written by good and solvent insurance companies satisfactory to Landlord; said insurance may be carried under a blanket policy covering the demised premises and other locations of Tenant, if any. These policies shall name Landlord and Landlord's managing agent as additional insureds.

All insurance to be provided and kept in force by Tenant pursuant to this paragraph shall name Landlord and Tenant as insured, as their respective interests may appear. In addition, at Landlord's request, the insurance described in this Article shall name as an additional insured, the holders of any mortgages affecting the demised premises or which may in the future, affect the demised premises. Such insurance shall provide that as to the interest of Landlord, the same shall not be invalidated by any act of omission of Landlord, Mortgagees, Tenant or any occupant of the demised premises. Said policies shall be in force and fully paid for by Tenant and the originals or duplicate original or, if such duplicate originals cannot be obtained, then a certificate of insurance together with a true copy of such policies, shall be delivered to Landlord before Tenant takes possession of the demised premises. Said policies shall be for a period of not less than one (1) year and shall contain a provision whereby the same cannot be canceled or modified unless the Mortgagees and Landlord are given at least thirty (30) days' prior written notice of such cancellation or modification. Tenant shall procure and fully pay for renewals of such insurance from time to time at least thirty (30) days before the expiration thereof, and Tenant shall promptly deliver to Landlord the originals or duplicate originals of the renewal policies or, if such duplicate originals cannot be obtained, then a certificate of insurance together with a true copy of such policies, shall be delivered to Landlord. In the event that Tenant fails to make such delivery as of the Commencement Date or at least fifteen (15) days prior to the expiration date of any current policy or to maintain such insurance and pay the premiums therefor, Landlord shall have the right to cause such insurance policy to be issued and to pay the premiums therefor. In such event, the cost thereof shall be added to the installment of fixed annual rent payable on the next monthly rent payment date and Tenant hereby agrees to pay at that time the installment of fixed annual rent and such additional rent then due.

All insurance policies carried by the Tenant shall contain standard waiver of subrogation provisions. The Tenant hereby releases and waives all right of recovery against the Landlord or anyone claiming through or under the Landlord by way of subrogation or otherwise, with respect to any damage or injury caused by reason of the Owner's carelessness or negligence.

Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder, entitling Landlord to exercise any or all of the remedies as provided in this lease in the event of Tenant's default.

63. **WAIVER OF TRIAL BY JURY**

It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Landlord and Tenant, Tenant's use of or occupancy of said demised premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Landlord commences any summary proceeding for possession of the demised premises, or any other action or proceeding against the Tenant or the demised premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding.

64. **HOLDING OVER**

If the Tenant retains possession of the demised premises or any part thereof after the termination of the term by lapse of time or otherwise, without prior written approval of Landlord, the Tenant shall pay the Landlord rent at 150% of the rate specified in Article "1" for the time the Tenant thus remains in possession, and in addition thereto, shall pay the Landlord all damages, consequential as well as direct, sustained by reason of the Tenant's retention of possession. Without limiting the foregoing, Tenant shall indemnify Landlord against all claims for damages by any other tenant to whom Landlord may have leased all or any part of the demised premises effective upon the termination of this Lease.If the Tenant remains in possession of the demised premises, or any part thereof, after the termination of the term by lapse of time or otherwise, such holding over shall, at the election of the Landlord expressed in a written notice to the Tenant and not otherwise, constitute an extension of this lease on a month-to-month basis at 150% of the monthly rental set forth in Article "1". The provisions of this Section do not exclude the Landlord's right of re-entry or any other right hereunder.

65. **RIGHTS RESERVED BY LANDLORD**

Without abatement or diminution in rent, Landlord reserves and shall have the following additional rights:

(a) To change the street address and/or the name of the building and/or the location of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building without liability to Tenant.

(b) To approve in writing all signs and all sources furnishing sign painting and lettering, drinking water, towels and toilet supplies or other like services used in the demised premises and to approve all sources furnishing cleaning services, construction work, painting, decorating, repairing, maintenance and any other work in or about the demised premises.

(c) To enter the demised premises at all reasonable times (i) for the making of inspections, decorations, alterations, improvements and repairs, as Landlord may deem necessary or desirable, (ii) to exhibit the premises to prospective purchasers or lessees of the building at any time and to others during the last six (6) months of the term or extended term of this lease, (iii) for any purpose whatsoever relating thereto or to the safety, protection or preservation of the demised premises or of the

building or of Landlord's interest, and (iv) to take material into and upon said premises in connection therewith.

(d) At any time or times Landlord either voluntarily or pursuant to governmental requirement, may at Landlord's own expense, make repairs, alterations or improvements in or to the building or any part thereof, and during alterations may close entrances, doors, windows, corridors, elevators or other facilities, provided that such acts shall not unreasonably interfere with Tenant's use and occupancy of the premises as a whole.

(e) To erect, use and maintain pipes and conduits in and through the demised premises.

(f) To charge to Tenant any expense, including overtime cost, incurred by Landlord in the event that repairs, alterations, decorating or other work in the premises are made or done after ordinary business hours at Tenant's request.

(g) If during the last six (6) months of the term, Tenant shall have removed all or substantially all of Tenant's property therefrom, Landlord may immediately enter and alter, renovate and redecorate the premises without the reduction or abatement of rent or incurring any liability to Tenant for compensation.

(h) To grant to anyone the exclusive right to conduct any particular business or undertaking in the building.

Landlord may exercise any or all of the foregoing rights hereby reserved to Landlord without being deemed guilty of an eviction, actual or constructive, or disturbance or interruption of Tenant's use or possession and without being liable in any manner toward Tenant and without limitation or abatement of rent or other compensation, and such acts shall have no effect on this lease.

66. **NONLIABILITY OF LANDLORD**

Landlord shall not be responsible or liable to Tenant for any loss or damage caused by the acts or omissions of any persons occupying any space adjacent to or adjoining the demised premises. Except for loss or damage caused by Landlord's gross negligence, Landlord shall not be responsible or liable to Tenant for any loss or damage resulting to Tenant or its property from water, gas, or steam; or the bursting, stoppage, or leakage of pipes.

67. **ACCELERATION OF RENT**

Deleted.

Due To Tenant's Sled occupancy it is

68. **SPRINKLERS**

Tenant acknowledges that there is no sprinkler system serving the demised premises and covenants and agrees to install same if required by law, at Tenant's sole cost and expense. If there shall be installed in the building or the demised premises a sprinkler system and such system or any of its appliances shall be damaged or injured, or not in proper working order by reason of any act or omission of Tenant or Tenant's agents, servants, employees, licensees or visitors, Tenant shall forthwith restore the same to good working condition at its own expense; and if the Board of Fire Underwriters or any bureau, department or official of the State or City Government having jurisdiction shall require or recommend that any changes, modifications, alterations or additional sprinkler heads or other equipment be made or supplied by reason of Tenant's business, or the location of partition, trade fixtures or other contents of the demised premises, or for any other reason, or if any such changes, modifications, alterations, additional sprinkler heads or other equipment become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate as fixed by said Board, or by and Fire Insurance Company, Tenant shall at Tenant's expense, promptly make and supply such changes, modifications, alterations, additional sprinkler heads or other equipment.

69. **GOVERNING LAW**

Notwithstanding anything contained herein to the contrary, this lease shall be governed by the laws of the State of New York in all phases and respects.

70. **FISCAL YEAR DEFINITION**

Whenever the term "Fiscal Year" appears, either in the printed lease or riders attached thereto, it is understood and agreed that the same shall be considered and mean calendar year.

71. **HEADINGS**

Headings in this agreement are for convenience only and shall not be used to interpret or construe the provisions contained herein.

72. **EFFECTIVENESS OF LEASE**

This lease is offered for signature by Landlord to Tenant and it is understood that this lease shall not be binding upon Landlord unless and until Landlord shall have executed and delivered a fully executed copy of this lease to Tenant.

73. **NO PRESUMPTION**

This Lease shall be interpreted and construed only by the contents hereof, and there shall be no presumption or standard of construction in favor of or against either Landlord or Tenant. Each party represents and warrants to the other that they have been represented by, and have had the opportunity to consult with, competent legal counsel in connection with the review, negotiation and execution of this Lease.

74. **HAZARDOUS MATERIALS**

Tenant expressly covenants and agrees that it will not deposit, store, dispose of, dump, inject, spill, leak, or place or release in any way whatsoever any hazardous or toxic waste, waste product or substance as defined in 42 U.S.C. Section 9601 or as defined in any other statute, rule, or regulation of any governmental authority; however, Tenant shall be entitled to a lawful use of same if permitted elsewhere in this Lease.

75. **LANDLORD'S RIGHT TO DEMOLISH**

After the first three (3) years of Tenant's occupancy in the demised premises, Landlord may, in its sole discretion, elect on twelve (12) months' prior written notice to Tenant, to demolish the entire Building including the demised premises. The filing of a notice with the proper municipal authority of an intention to demolish shall be conclusive evidence of the Landlord's intention to demolish the Building. Upon such event, Landlord may terminate this Lease and neither party shall thereafter have any further obligation to the other.

76. Tenant hereby appoints as its agent to receive the service of notice of any dispossess or other proceedings, or any other notices pursuant to this Lease, the person in charge of or occupying the demised premises at the time, and, if no person shall be in charge of or occupying the same, then such service may be made by attaching the same on the main entrance of the demised premises.

77. **NO JOINT VENTURE**

This Lease shall not be deemed or construed to create or establish any relationship of partnership or joint venture or similar relationship or arrangement between Landlord and Tenant.

78. **NO DISCRIMINATION**

Tenant shall abide by all laws from time to time in effect prohibiting or regulating discrimination or segregation by reason of race, color, religion, national origin, ancestry, sex, age,

disability or marital status in any sale, transfer or assignment of its interest that is permitted under this Lease or in the subleasing, use or occupancy of the demised premises or any part thereof, including any services provided or privileges granted in connection therewith.

79. **RENT**

The annual rental rate as described on the front page of the form portion of this lease, is as follows:

Lease Years 1 & 2:	$161,500.00
Lease Years 3 & 4:	$180,500.00
Lease Years 5 & 6:	$199,500.00
Lease Years 7 & 8:	$237,500.00
Lease Years 9 & 10: (+ last 8 months)	$256,500.00

This annual rental rate shall be paid in accordance with the terms and conditions on the front page of the form portion of the lease, and as provided elsewhere herein.

As used in this Lease, the term "Lease Year" is defined as the period commencing with the Commencement Date and ending on the date immediately preceding the anniversary thereof, and each twelve month period thereafter.

80. **TERM and COMMENCEMENT DATE**

(a) TERM: The term of this lease (hereinafter referred to as "Term") shall be for ten (10) years and eight (8) months, following the commencement date as provided in the paragraph immediately following, unless sooner terminated as herein expressly provided.

COMMENCEMENT OF TERM: The Term shall commence on October 1, 1994 (which date is hereinafter referred to as the "Commencement Date"). Tenant's obligation to pay rent shall commence on March 1, 1995 (which date is hereinafter referred to as the "Rent Commencement Date"). Notwithstanding the foregoing, Tenant shall be obligated to pay all items of additional rent, including but not limited to operating costs, electricity, and real estate taxes, commencing on the Commencement Date. Any access to or possession of the demised premises by Tenant prior to the Commencement Date of the Term shall, except for the payment of rent and additional rent, be on and subject to all the other terms, provisions, covenants and conditions of this lease.

From the Commencement Date forward, Tenant agrees to perform all work ("Tenant's Work") necessary in order to prepare the demised premises for opening for business to the public (including without limitation the installation of partitioning, lighting, electrical, and trade fixtures, and equipment). Tenant agrees that all such activities shall be in compliance with all laws and requirements of the municipal authorities having jurisdiction and in accordance with the terms of this lease. Tenant agrees that title to all work performed in the demised premises and materials installed in the demised premises by Tenant shall immediately vest in Landlord, except that Tenant shall retain title to its movable trade fixtures, furniture and equipment installed in the demised premises by Tenant at its sole cost and expense. Tenant agrees with respect to such activities and work during such period that it will (a) not damage, delay or interfere with the prosecution or completion of any work being performed by Landlord or any other person(s) in the demised premises or by Landlord or any other person(s) in or about any other portion of the Building; (b) comply with all procedures and regulations prescribed by Landlord from time to time for coordination of such work and activities with any work being performed by Landlord, or any other construction, in the Building; and (c) conform to all of Landlord's labor regulations and shall not do or permit anything to be done that might create (or hinder the cessation thereof if extant) any work stoppage, picketing or other labor disruption or dispute which would interfere with the construction or operation of any work or activities being conducted anywhere by Landlord. If Tenant fails or refuses to comply with any of the foregoing obligations (set forth in items (a), (b), and (c)), Landlord may require Tenant to

cease immediately the performance of such work and activities until the construction of the demised premises is completed.

81. **TENANT'S OPTION TO TERMINATE THE LEASE**

Provided that Tenant is not in default under the terms and conditions of this lease both at the time of Tenant's exercise of this option and at the time the Term is scheduled to expire, Tenant shall have the right to terminate this lease effective as of the following dates, with the following notice requirements and termination fees:

TERMINATION DATE	LANDLORD TO RECEIVE NOTICE BY	TERMINATION FEE
5/31/97	12/1/96	$ 75,000.00
12/31/99	7/1/98	$ 50,000.00
5/31/02	12/1/00	$ 25,000.00

Tenant understands and agrees that the termination fee shall be due and payable (and included) with the termination notice, or same shall be of no force and effect.

Rent Concession: Notwithstanding anything to the contrary contained herein, provided Tenant does not exercise its option to terminate effective May 31, 1997 and provided Tenant is not in default on said date, Tenant shall be relieved of the obligation to pay base rent for the period June 1, 1997 through September 30, 1997; however, Tenant shall remain obligated to pay all additional rent, including but not limited to real estate taxes, operating costs, and electricity charges as described above for this four month period.

82. **TENANT'S OPTION TO RENEW LEASE**

Provided that Tenant is not in default under the terms and conditions of this Lease both at the time of Tenant's exercise of this option and at the time the renewal term is scheduled to commence, Tenant shall have the right to renew this Lease for a five year term commencing June 1, 2005 and terminating May 31, 2010, according to the same terms and conditions contained herein, except that the annual rental rate for the renewal term shall be the greater of 95% of fair market value or 15% above the base rental for Tenant's demised premises (including if applicable any additional space pursuant to Paragraph 83 below). Landlord must receive notice in writing from Tenant of Tenant's decision to exercise this option no later than September 1, 2004. Failure of Landlord to receive Tenant's notice by this date will result in the termination of the Lease on May 31, 2005, and Tenant shall have no further rights of renewal.

If the parties cannot agree as to the fair market value (as referenced immediately above and elsewhere in this lease) of the demised premises, fair market value shall be determined by two appraisers who are members of the American Institute of Real Estate Appraisers (or any other similar national professional appraisal organization), one to be appointed by and paid for by each of the parties. If such appraisers cannot agree on the fair market value, they shall promptly select a third member of the American Institute of Real Estate Appraisers (or any other similar national professional appraisal organization); a written determination as to fair market value signed by any two of the appraisers so chosen shall be final and binding on the parties hereto.

83. **TENANT'S RIGHT OF FIRST OFFER**

Provided that Tenant is not in default under the terms and conditions of this Lease both at the time of Landlord's required notice to Tenant hereunder and at the time the term for the additional full floor defined in this paragraph is scheduled to commence, if at any time during the Term of this Lease Landlord has a full floor available for lease in the Building containing the demised premises, Landlord shall notify Tenant and offer Tenant the

space for lease. Tenant shall have the right within five (5) business days to accept said offer, in which case Tenant shall then enter into a lease with Landlord for the full floor under the same terms and conditions as contained herein, except for those terms and conditions pertaining to Landlord's work contribution as described in Paragraph 51(a) above (it being understood that Landlord's work contribution for the additional floor shall be pro-rated based on the size of the additional floor, the cost of the work contribution for the demised premises, and the amount of time remaining in the Term of this lease) and any rent concessions specified herein (it being understood that in this instance Tenant shall be entitled to three months free of base rent for the additional floor referenced herein), and except that the annual rental rate shall be the greater of 95% of fair market value or 15% above the then current annual rental rate (per rentable square foot) for the demised premises, and the term for the additional full floor shall expire concurrently with the Term hereof. However, if Tenant shall not so elect within the aforementioned period to accept Landlord's offer for the additional full floor, Landlord may then lease the additional full floor to any third party, after which time this right of first offer shall terminate.

Notwithstanding anything to the contrary contained in this Paragraph 83, Tenant's right of first offer as described herein shall be of no force and effect during the last two and one-half Lease Years of the Term of this lease and any renewal term.

84. <u>TENANT'S RIGHT TO ADDITIONAL SPACE</u>

In the event Tenant requires additional space (between 1/2 of a floor and a full floor in the subject building) during the first two Lease Years of the Term of this lease, Landlord agrees to lease said space to Tenant, subject to availability, at the same terms and conditions as contained hereunder (with said terms and conditions pro-rated in accordance with the size of the additional space and the term of the lease for same). Nothing contained in this Paragraph 84 shall give Tenant the right of first offer or first refusal on any additional space as described in this Paragraph, nor shall anything hereunder obligate Landlord to apprise Tenant of any such availability.

85. <u>LETTER OF CREDIT AS SECURITY</u>

* A. In lieu of a cash security deposit in the amount of $87,000.00, Tenant shall, simultaneously with the execution of this lease, deliver to Landlord an irrevocable letter of credit (in the form shown in Exhibit C annexed hereto and incorporated herein) payable in New York, New York running in favor of Landlord issued by a bank under the supervision of the Superintendent of Banks of New York State, or a National Banking Association, in the amount of $87,000.00. The letter of credit shall be irrevocable for the term thereof and shall provide that it is automatically renewable for a period ending not earlier than sixty (60) days after the expiration of the Term of this lease without any action whatsoever on the part of Landlord; provided that the issuing bank shall have the right not to renew said letter of credit on written notice to Landlord not less than sixty (60) days prior to the expiration of the then current term thereof (it being understood, however, that the privilege of the issuing bank not to renew said letter of credit shall not, in any event, diminish the obligation of Tenant to maintain such irrevocable letter of credit with Landlord through the date which is sixty (60) days after the expiration of the Term of this lease).

B. The form and terms of the letter of credit (and the bank issuing the same) shall be acceptable to Landlord and shall provide, among other things, in effect that:

(1) Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the letter of credit upon the presentation to the issuing bank of Landlord's (or Landlord's then managing agent's) statement that such amount is due to Landlord under the terms and conditions of this lease, it being understood that if Landlord or its managing agent be a corporation, partnership or other entity, then such statement

* Tenant may exchange an initial cash security deposit with a letter of credit

shall be signed by an officer (if a corporation), a general partner (if a partnership), or any authorized party (if another entity);

(2) The letter of credit will be honored by the issuing bank without inquiry as to the accuracy thereof and regardless of whether the Tenant disputes the content of such statement;

(3) In the event of a transfer of Landlord's interest in the building of which the demised premises are a part, Landlord shall have the right to transfer the letter of credit to the transferee and thereupon the Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of said letter of credit to a new Landlord.

C. If, as a result of any such application of all or any part of such security, the amount secured by the letter of credit shall be less than $87,000.00, Tenant shall forthwith provide Landlord with additional letter(s) of credit in an amount equal to the deficiency.

D. Tenant further covenants that it will not assign or encumber said letter of credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

E. Without limiting the generality of the foregoing, if the letter of credit expires earlier than sixty (60) days after the expiration of the Term of this lease, or the issuing bank notifies Landlord that it shall not renew the letter of credit, Landlord will accept a renewal thereof or substitute letter of credit (such renewal or substitute letter of credit to be in effect not later than thirty (30) days prior to the expiration thereof), irrevocable and automatically renewable as above provided to sixty (60) days after the end of the Term of this lease upon the same terms as the expiring letter of credit or such other terms as may be acceptable to Landlord. However, (i) if the letter of credit is not timely renewed or a substitute letter of credit is not timely received, (ii) or if Tenant fails to maintain the letter of credit in the amount and terms set forth in this Paragraph 85, Tenant, at least thirty (30) days prior to the expiration of the letter of credit, or immediately upon its failure to comply with each and every term of this Paragraph 85, must deposit with Landlord cash security in the amounts required by, and to be held subject to and in accordance with, all of the terms and conditions set forth in Paragraph 34 above, failing which the Landlord may present such letter of credit to the bank in accordance with the terms of this Paragraph 85, and the entire sum secured thereby shall be paid to Landlord, to be held by Landlord as provided in this Paragraph 85 and as provided in said Paragraph 34 hereof.

Notwithstanding anything contained to the contrary herein or in Paragraph 34 above, in the event Tenant is not in default hereunder on September 30, 1999, Landlord shall permit Tenant to reduce the letter of credit in the amount of $43,500.00, said sum to represent a partial release of the security deposit held by Landlord hereunder. From that date forward, the letter of credit shall be adjusted to be in the sum of $43,500.00 representing the security deposit held by Landlord hereunder for the balance of the Term of this lease.

86. **COURTESY PREMISES**

Provided that Tenant is not in default hereunder, Landlord shall permit Tenant to occupy at no cost (except for the cost incurred by Tenant in arranging for cleaning of the additional premises, to be borne solely by Tenant) an additional premises to consist of approximately 1,500 to 2,000 rentable square feet, subject to availability, for the months of October and November, 1994. Said additional premises shall be accepted by Tenant in "as is" condition and Tenant agrees to vacate same no later than November 30, 1994. Tenant covenants and agrees to be responsible

for any damages caused in the additional premises, ordinary wear and tear excepted. In the event Tenant remains in the additional premises subsequent to November 30, 1994, Tenant hereby waives all legal remedies and consents to Landlord's forcible entry and removal of Tenant and Tenant's property, without any liability whatsoever. Furthermore, if Tenant remains in the additional premises subsequent to November 30, 1994, same shall constitute a material default under this lease. All other terms and conditions contained in this lease, with the exception of monetary obligations, shall be in full force and effect with regard to this additional premises.

87. **CERTIFICATE OF OCCUPANCY**

Landlord and Tenant acknowledge and understand that the current Certificate of Occupancy for the sixth floor in the subject Building does not specify a school as a permitted use for the demised premises. Tenant represents that its operation is not in violation of the Certificate of Occupancy and in the event Landlord receives any fine or violation based on Tenant's use and occupancy of the demised premises which is deemed to be in violation of the Certificate of Occupancy, Tenant shall indemnify and hold Landlord harmless therefrom, and in any such instance, Tenant shall take all necessary steps to amend the Certificate of Occupancy at its sole cost and expense to conform with Tenant's use; **Landlord agrees to cooperate with Tenant in Tenant's filing of any forms necessary to amend the Certificate of Occupancy.** In addition, if Tenant is prevented from performing any work in connection with the demised premises because same would not be permitted pursuant to the Certificate of Occupancy, Tenant shall be obligated to amend the Certificate of Occupancy and perform all work necessary in connection therewith in order to permit Tenant's work and the operation of Tenant's business in the demised premises. No fine, violation, prohibition or suspension of Tenant's business as a result of non-conformity with the Certificate of Occupancy shall act to cancel or terminate this lease, and no instance described in this Paragraph 87 shall entitle Tenant to any abatement of rent.

88. **MODIFICATIONS TO THE FORM PORTION OF THE LEASE**

The following are modifications to the form portion of the lease to which this Rider is attached:

i. Paragraph 3: Begin this Paragraph with "Except for non-structural alterations costing less than $5,000.00 for which Owner's consent shall not be required,". Delete the second sentence in its entirety and replace with "Owner agrees that it shall not unreasonably withhold or delay consent to any alterations, installations, additions or improvements which are non-structural and which do not adversely affect utility services or plumbing and electrical lines, in or to the interior of the demised premises by using contractors or mechanics first approved by Owner, which approval Owner agrees shall not be unreasonably withheld or delayed." Insert "reasonably" after "Owner may" on line 16. Insert "if same cannot be removed without permanent damage to the demised premises," after "shall" on line 23. Delete the section commencing with "unless Owner" on line 25 and ending with "at Tenant's expense" on line 29. Add the following as the last sentence of this Paragraph: "Tenant shall have the right to leave behind all installations and alterations at the end of the Term of this lease."

ii. Paragraph 4: Delete "carelessness, omission, neglect or improper conduct" from line 7 and replace with "negligence or willful misconduct". Delete the section commencing with "using only" on line 15 and ending with "submitted by Owner" on line 17. Insert ", after Tenant becomes aware of same" after "responsible hereunder" on line 26. Add the following at the end of this Paragraph: "Owner and Tenant are responsible for making any repairs to the demised premises necessitated by their own negligence or willful misconduct, or the negligence or willful misconduct of their servants, employees, invitees or licensees. Tenant shall receive a proportionate rent abatement if Tenant is unable to use the entire demised premises for a period of three (3) consecutive business days due to Landlord's failure to

perform repairs which are Landlord's responsibility under this lease, after notice thereof to Landlord. All repairs by Landlord shall be performed in a manner which does not materially interfere with Tenant's business."

iii. Paragraph 6: Insert "reasonably" after "right to" in the first line of the next to last sentence; insert "reasonable" after "Owner's" in the last sentence.

iv. Paragraph 7: Add at the end "Landlord agrees to use its best efforts to obtain a non-disturbance agreement from the existing mortgagee and from any future mortgagees."

v. Paragraph 8: Delete "including, but not limited to Owner's own acts" from lines 13 and 14 and replace with "other than by Owner's acts which shall result in the windows being permanently closed, darkened or bricked up." Delete "carelessness, negligence or improper conduct" from lines 23 and 24 and replace with "negligence or willful misconduct".

vi. Paragraph 9: Insert "and additional rent" after "rent" on line 7. Subparagraph (d): Delete the first two lines and commence subparagraph (d) with "If the building shall be so damaged..."; replace "90" with "60" and "60" with "30"; replace five (5) "days" with "months". Subparagraph (e): Delete the first sentence. Add at the end of this Paragraph 9: "Notwithstanding anything to the contrary contained above, Landlord's right to terminate this lease in the event of casualty is contingent upon Landlord's terminating all other leases in the building for tenants whose premises are similarly affected by the casualty. Tenant shall have the right to terminate this lease if the restoration of the demised premises shall take more than nine (9) months and ten (10) days from the date of casualty, or upon an estimate given by a contractor reasonably acceptable to Landlord and Tenant within ten (10) days after the date of casualty stating that the restoration of the demised premises cannot be substantially completed within nine (9) months from the date of casualty. In addition, Tenant shall be entitled to terminate this lease in the event of any casualty to more than fifty (50%) percent of the demised premises occurring during the last 1.5 years of the Term of this lease."

vii. Paragraph 10: Insert "material" after "or any" on line 1. Add at the end of this Paragraph 10: "Tenant shall have the right to terminate this lease if more than 20% of the demised premises is taken pursuant to this Paragraph. Tenant shall have the right to make a claim for its leasehold improvements and moving expenses. In the event Tenant does not terminate this lease as herein provided, Landlord shall demise the balance of the demised premises in the event of a partial condemnation, and all rent and additional rent from that point forward shall be pro-rated accordingly."

viii. Paragraph 11: Commence with "Except as otherwise set forth in this lease,". Insert "continuing after notice and the expiration of any applicable cure period" after "Tenant" on line 10.

ix. Paragraph 12: Add the following after "sustain" on the last line: "unless Tenant sustains such loss, etc. by reason of Owner's negligence or willful misconduct."

x. Paragraph 13: Insert "upon notice," after "times," on line 4. Insert the following after "ceiling." on line 10: "The area of the demised premises shall not be reduced by the installation of such pipes and conduits unless said installation materially interferes with Tenant's use of the demised premises." Insert the following after "otherwise" on lines 14 and 15: "; however, if Tenant is unable to use the entire demised premises for three (3) consecutive business days after Landlord has received written notice thereof, due to Owner's work in the demised premises, rent and additional rent shall abate while such work is in progress, but Tenant shall not be entitled to any damages." Insert "upon notice," after "hours," on line 16. Add as the last sentences: "Notwithstanding anything to the contrary contained herein, Owner agrees that it will not forcibly enter

the demised premises except in the event of an emergency. If Owner enters the demised premises during the last month of the term of this lease, Tenant shall be released of all liability and indemnified for Owner's acts during entry, unless damage or injury is due to Tenant's negligence or willful misconduct. Owner agrees to use its best efforts to minimize interference with Tenant's business operations in connection with any entry by Owner into the demised premises."

xi. Paragraph 16(b): The term "four (4) percent" shall be changed to "seven (7) percent".

xii. Paragraph 17(1): Delete the section commencing with "...or if this lease..." on line 6 and ending with "...term of this lease..." on line 9. Change all "five (5) day" periods to "fifteen (15) days" and change all "three (3) day" periods to "seven (7) days".

xiii. Paragraph 17(2): Insert ", which default shall continue for ten (10) days after written notice thereof by Landlord to Tenant," after "required" on line 5. Delete "...either by force or otherwise..." on lines 6 and 7, and delete the section commencing with "...and Tenant hereby waives..." and ending with "...to that end." on lines 10 and 11.

xiv. Paragraph 18: Insert "reasonable" after "such" on line 19, "such as" on line 20, "expenses," on line 21, and "Owner's" on line 31. Delete "sole" on line 31.

xv. Paragraph 19: Insert ", which default shall continue for ten (10) days after written notice thereof by Landlord to Tenant," after "default" on line 1. Delete "and without notice" on line 6. Insert "reasonable" after "limited to" on line 10. Change "five (5)" to "ten (10)" on line 15. Add as the last sentence "Notwithstanding anything to the contrary contained herein, in the event of litigation in connection with this lease, the prevailing party shall be reimbursed its reasonable attorney's fees by the non-prevailing party."

xvi. Paragraph 20: Insert "reasonable" after "such" on line 13. Insert as the last sentence: "Notwithstanding anything to the contrary contained herein, Owner shall not be entitled to change the location of any entrances to the demised premises which would result in alterations within the demised premises, nor may Owner eliminate access to the demised premises, unless same is required due to causes, laws, ordinances, or other forces beyond Owner's control."

xvii. Paragraph 21: Delete the section commencing "...and acknowledges..." and ending with "...latent defects" on lines 10 - 14; end the previous sentence after "as is". Add the following after "as is" on line 10: "Landlord represents that to the best of its knowledge there is no friable asbestos in the demised premises; if same is discovered, Landlord agrees to remove same at its sole cost and expense. Upon delivery of possession of the demised premises to Tenant, same will be in compliance as built with all applicable codes, laws, and ordinances. Any modifications to the demised premises which are necessary due to Tenant's work, use, or manner of use of the demised premises, shall be the responsibility of Tenant and at Tenant's sole cost and expense."

xviii. Paragraph 22: Insert ", and casualty," after "this lease" on line 5. Insert "movable personal" after "all its" on line 6.

xix. Paragraph 24: Delete the section commencing with "...or if" on line 4 and ending with "any other reason" on line 8; delete the section commencing with "(provided Tenant..." on line 12 and ending with "...obtain possession)" on line 13.

xx. Paragraph 26: Add at the end ", unless the failure to interpose such counterclaim shall result in its waiver."

xxi. Paragraph 27: Delete "whatsoever" on line 10 and replace with "beyond Landlord's control". Add at the end "This

Paragraph 27 shall be mutual as between Landlord and Tenant, and in the event Tenant shall be unable to use the entire demised premises for three (3) consecutive business days after Landlord has received written notice thereof due to causes within the Landlord's control, the rent shall abate upon notice to Landlord and until Tenant can resume its use of the demised premises."

xxii. Paragraph 28: Delete "personally or sent" on lines 4 and 5; delete "or left at any of the aforesaid premises addressed to Tenant" from on lines 7 and 8; delete "delivered to Tenant," on line 10 and "or left at the premises" on line 11. Add at the end of this Paragraph: "A copy of all notices to Landlord required hereunder shall be sent to Marc L. Samplin, Goodrich Associates Management Company, Inc., 560 Sylvan Avenue, Englewood Cliffs, New Jersey 07632."

xxiii. Paragraph 29: Delete "As long as Tenant is not in default under any of the covenants of this lease from lines 1 and 2. Delete "(of which fact Owner shall be the sole judge)" on lines 9 and 10. Insert "(based on Landlord's actual costs)" after "meter" on line 13. Insert "(which approval shall not be unreasonably withheld or delayed)" after "Owner" on line 18. Insert the following after "building" on line 21: "The cost of rubbish removal must be competitive and based on Landlord's actual costs." Add the following at the end of Paragraph 29: "In the event Tenant shall be unable to use the entire demised premises for three (3) consecutive business days after Landlord has received written notice thereof, due to Landlord's failure to provide the aforementioned services, the rent shall abate upon notice to Landlord and until restoration of said services. Notwithstanding anything to the contrary contained herein, Landlord shall provide chilled water to the demised premises, at its sole cost and expense, Monday through Friday from 6:00 p.m. to 10:00 p.m."

xxiv. Paragraph 31: Insert ", provided that the new owner assume this lease and the obligations of Owner hereunder in writing," after "Owner hereunder" on line 13.

xxv. Paragraph 33: Change "ten (10) days" to "thirty (30) days" on line 15. Delete the last sentence in its entirety and replace with "Landlord covenants and agrees to enforce the rules and regulations in a uniform, non-discriminatory manner as applicable to all tenants in the building containing the demised premises."

xxvi. **Rules and Regulations**

a. Paragraph 3: Insert "in Owner's reasonable judgment" after "to Owner" on line 6.

b. Paragraph 5: Insert "in Owner's reasonable judgment" after "to Owner" at the end of this Paragraph.

c. Paragraph 6: Delete "mark, paint, drill into, or in any way" from line 1. Delete the second sentence in its entirety.

d. Paragraph 7: Insert ", unless keys are given to Landlord" after "thereof" on line 3.

e. Paragraph 11: Delete in its entirety.

f. Paragraph 12: Add at the end "Tenant shall be entitled to store cleaning supplies and other usual flammable office supplies in small quantities provided Tenant exercises due care in storing same."

89. **SIZE OF DEMISED PREMISES**

The approximate square footage attributed to the demised premises on the cover page of the form portion of the lease, and the percentage allocated to the demised premises in Paragraphs 42(f), 42(h), 43(D) and 43(E) above, as they relate to the Building as a whole, are estimates and are not meant, nor shall they be construed, as representations by Landlord as to the exact square footage of the demised premises.

91. **APPLICATIONS**

Landlord agrees that in any instance in which Landlord or Tenant is obligated to sign documents in connection with Tenant's obtaining construction permits, the use clause specified on Page 1 of the form portion of this lease to which this rider is attached shall be utilized in its exact form on said permits where required.

92. **LANDLORD'S REPRESENTATION**

Notwithstanding anything which may be to the contrary contained herein, with the possible exception of a sprinkler system in the demised premises (which has been addressed in Paragraph 68 above as Tenant's sole obligation), to the best of Landlord's knowledge the demised premises are in compliance with all applicable laws which are Landlord's responsibility to comply with.

93. Throughout this lease and the rider attached thereto, the terms "Owner" and "Landlord" are synonymous and interchangeable, both terms identifying F.H.E.A. ASSOCIATES with reference to the demised premises.

The above terms and conditions contained in this rider to the lease to which it is attached and incorporated therein between F.H.E.A. ASSOCIATES as Landlord and TECHNICAL CAREER INSTITUTE, INC. as Tenant are agreed to and accepted.

WITNESS: LANDLORD:

____________________ [signature]

WITNESS: TENANT:

____________________ [signature]

MAINTENANCE SUPPLIES:

Continental Building Services Inc. will provide Paper Towels, Toilet Paper, Plastic Liners and Hand Soap as needed - Fee to be paid by Customer.

Price for above mentioned services: 98,000 based on 1992 Local 32B-J S.E.I.U. Wage and Benefit Rate. Should the above increase above stated price will be amended.

Building and Public Areas:

- Clean the exterior of elevator doors.

- Scrub clean and polish elevator door saddles on all floors, all cars, once weekly, required.

- Clean all elevator floors daily.

- Dust and clean all elevator doors in main lobby, frames, telephone booths, directories daily.

- Sweep all sidewalks daily, and remove snow and ice therefrom when necessary.

- Clean and wash all surfaces of glass entrance doors weekly.

EXHIBIT A

DELETED

EXHIBIT B

Cleaning services to be provided at 500 8th Avenue -

Office Areas: (Nightly excluding Union & Legal Holidays)

- empty all waste receptacles, removing waste to designated central location for disposal.

- sweep and dust mop all uncarpeted floors using treated cloth.

- Spot carpet sweep all carpeted areas.

- Cleaning of water fountains.

- Emptying of all ash trays.

- On completion of all nightly cleaning as aforesaid, all slop sinks, locker areas, etc. shall be thoroughly cleaned and all cleaning equipment stored in an orderly manner.

Continental Building Services Inc. will close all lights after cleaning and prepare chairs to learning position.

Office Areas: (Weekly)

- Vacuum all carpeting one time per week.

- Mopping of all uncarpeted floors one time per week.

Corridors:

All public corridors will be mopped nightly.

Lavatories: (Nightly)

- Clean and rinse floors.

- Clean all mirrors.

- Clean all enameled surfaces including wash basins, urinals and bowls.

- Wash both sides of all toilet seats with soap, water and germicide.

- Damp-wipe flushometers, exposed bright pipes, toilet seat hinges and other metal work as necessary.

- Fill soap dispensers and paper towel dispensers - soap and towels to be furnished by Contractor as requested.

- Empty all waste paper cans and receptacles and clean same.

- Supply plastic liners, fee to be paid by customer.

- Damp-wipe and wash with disinfectant tile walls surrounding urinals.

- Dust all partitions, tile walls, dispensers and receptacles as urinals.

- Till toilet tissue holders - tissue to be furnished Contractor as requested.